MIDDLE KINGDOM ALLIANCE CORP.

SELECTED DEALERS AGREEMENT

______________, 2006

Ladies and Gentlemen:

1) We, and the other Underwriters named in a Prospectus (the "Underwriters"), acting through us as Representative, are severally offering for sale units of the securities of Middle Kingdom Alliance Corp., a Delaware corporation (the “Company”) which we have agreed to purchase a by a selected group of dealers (the “Selected Dealers”) on the terms and conditions stated herein:

a) an aggregate of 180,000 Series A Units of the Company (the “Series A Units”). Each Series A Unit consists of one share of common stock of the Company, par value $0.001 per share (“Common Stock”), and four redeemable Class A warrants that entitle the holder to purchase one share of common stock at a purchase price of $5.00 per share (the "Class A Warrants"); and

b) an aggregate of 3,000,000 Series B Units of the Company (the "Series B Units). Each Series B Unit consists of one share of Class B common stock, par value $0.001 (the "Class B Common Stock") and one redeemable Class B warrant to purchase one share of common stock at a purchase price of $6.00 per share (the "Class B Warrants"). The Series A Units and Series B Units, together, to be hereinafter referred to as the "Firm Units".

In addition, the several Underwriters have been granted options to purchase an additional 27,000 Series A Units and 450,000 Series B Units to cover over-allotments (the "Option Units") in connection with the sale of the Firm Units. The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock, Class B Common Stock, Class A Warrants and Class B Warrants included in the Units and the shares of common stock issuable upon exercise of the Class A and Class B Warrants are hereinafter referred to collectively as the “Securities.” The Securities and the terms under which they are to be offered for sale by the several Underwriters are more particularly described in the Prospectus and registration statement filed by the Company on Form S-1, as amended (No. 333-133475).

2) The Securities are to be offered to the public by the several Underwriters at the price per unit set forth on the cover page of the Prospectus (the "Public Offering Price"), in accordance with the terms of offering thereof set forth in the Prospectus.

3) (a) Some or all of the several Underwriters are severally offering, subject to the terms and conditions hereof, a portion of the Securities for sale to certain dealers who are actually engaged in the investment banking or securities business and who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD");or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934 (the "1934 Act"), who have agreed not to make any sales of the Securities within the United States, it territories or its possessions or to persons who are nationals thereof or residents therein (such dealers who shall agree to purchase shares of the Securities hereunder being herein called "Selected Dealers"), at the Public Offering Price, less a selling concession of not in excess of $_____ per share payable as hereinafter provided, out of which concession an amount not exceeding $______ per share may be reallowed by Selected Dealers to members of the NASD or foreign dealers qualified as aforesaid.

(b) You, by becoming a member of the Selected Dealers agree to comply with all applicable rules of the NASD, including NASD Rule 2740, and, if any such dealer is a foreign dealer and not a member of the NASD, such Selected Dealer also agrees to comply with the NASD Rule 2790, to comply, as though it were a member of the NASD, with the provisions of NASD rules 2730 and 2750, and to comply with NASD Rule 2420 as that rule applies to non-member foreign dealers.

(c) Some of or all the Underwriters may be included among the Selected Dealers. Each of the Underwriters has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof whether or not such Underwriter is included among the Selected Dealers.

4) On behalf of the Underwriters, I-Bankers Securities Incorporated, Newbridge Securities Corporation and Westminster Securities Corp. shall act as Representatives under this Agreement and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the public offering of the Securities.

5) If you desire to purchase any of the Securities, your application should reach us promptly by telephone or facsimile at our offices at:

If to I-Bankers:	125 E. John Carpenter Freeway, Suite 260
Irving, Texas 75062
Fax: (214) 687-0023

If to Newbridge:	1451 West Cypress Creek Road, Suite 204
Fort Lauderdale, Florida 33309
Fax: (954) 337-2901

If to Westminster:	100 Wall St, 7th Floor
New York, NY 10005
Fax: (212) 878-6598

We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Securities allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

6) The privilege of subscribing for the Securities is extended to you only on behalf of the Underwriters, if any, as may lawfully sell the Securities to dealers in your state or other jurisdiction.

7) (a) Any Securities purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of offering thereof set forth herein and in the Prospectus, subject to the securities or Blue sky laws of the various states or other jurisdictions.

(b) You agree to pay us on demand for the accounts of the several Underwriters an amount equal to the Selected Dealer concession as to any shares of Stock purchased by you hereunder which, prior to the termination of this paragraph, we may purchase or contract to purchase for the account of any Underwriter and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Any Securities delivered on such repurchases need not be the identical shares originally purchased.

(c) You agree to advise us from time to time, upon request, of the number of Securities purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such shares shall be needed to make delivery of the Securities sold or over-allotted for the amount of one or more of the Underwriters, you will, forthwith upon our request, grant to us for the account or accounts of such Underwriter or Underwriters the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Price less the selling concession or such part thereof as we shall determine, such number of Securities owned by you as shall have been specified in our request.

(d) No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the Securities by the respective Underwriters to you will be paid when such Securities are delivered to you. However, you shall pay any transfer tax on sales of Securities by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

(e) Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Securities other than as contained in the Prospectus.

8) The first three paragraphs of Section 7 hereof will terminate when we shall have determined that the public offering of the Securities has been completed and upon notice of such termination to you by confirmed facsimile transmission or email, receipted overnight courier or delivery to you at the address indicated in this letter, but if not theretofore terminated, they will terminate at the close of business on the 45th calendar day after the date hereof; provided, however, that we shall have the right to extend such provisions for a further period or periods, not exceeding 45 calendar days in the aggregate, upon delivery of notice to you via confirmed facsimile, email, overnight courier or delivery to you at the address indicated in this letter.

9) (a) For the purpose of stabilizing the market in the Securities, we have been authorized (i) to make purchases and sales of the common stock and any other securities of the Company in the open market or otherwise, for long or short account; (ii) in arranging for sales of the Securities, to over-a lot; and (iii) to cover any short position or liquidate any long position incurred in connection with such stabilization.

(b) Except as permitted by us, you will not, at any time prior to the completion of distribution of the Securities pursuant to this Agreement, bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, any common stock of the Company or any security of the same class and series, or any right to purchase any such security other than (A) as provided for in this Agreement, the Agreement Among Underwriters or the Underwriting Agreement relating to the Securities or (B) purchases or sales by you of any class or series of common stock as broker on unsolicited orders for the account of others.

(c) You further agree at all time to comply with the provisions of Regulation M of the Securities and Exchange Commission applicable to this offering.

10) (a) On becoming a Selected Dealer, and in offering and selling the Securities, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith.

(b) We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the rules and regulations thereunder.

11) Upon request, you will be informed as to the states and other jurisdictions under the respective securities or Blue Sky laws of which we have been advised that the Securities are qualified for sale or is exempt from such qualification, but neither we nor any of the Underwriters assume any obligation or responsibility as to the right of any Selected Dealer to sell the Securities in any state or other jurisdiction or as to the eligibility of the Securities for sale therein.

12) No Selected Dealer is authorized to act as our agent or as agent for the Underwriters, or otherwise to act on our behalf or on behalf of the Underwriters, in offering or selling the Securities to the public or otherwise or to furnish any information or make any representation except as contained in the Prospectus.

13) Nothing will constitute the Selected Dealers an association or other separate entity or partners with the Underwriters, with us, or with each other, but you will be responsible for your proportionate share of any tax, liability or expense based on any claim to the contrary. We and the several Underwriters shall not be under any liability for or in respect of the value of the Securities or the validity or form thereof, or for or in respect of the delivery of the Securities, or for the performance by anyone of any agreement on its part, or for the qualification of the Securities for sale under the laws of any jurisdiction or its exemption from such qualification, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us or by the Underwriters in this Agreement; and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

14) Payment for the Securities sold to you hereunder is to be made at the Public Offering Price less the above-mentioned selling concession at such time and on such date as we may advise, at the office of I-Bankers Securities Incorporated, 125 E. John Carpenter Freeway, Suite 260, Irving, Texas 75062, by certified or official bank check in New York Clearing House funds, payable to the order of I-Bankers Securities Incorporated, as Representative, against delivery of the Securities. If you are a member of, or clear through a member of, The Depository Trust Company ("DTC"), we may in our discretion, deliver your stock through the facilities of DTC.

15) Notices to us should be addressed and mailed or delivered to us at the offices set forth in Section 5 of this Agreement. Notices to you shall be deemed to have been duly given if by confirmed facsimile transmission or email, receipted overnight courier or if delivered to you at the address indicated in this letter.

16) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law or conflicts of laws principles thereof.

17) If you desire to purchase any shares of the Securities, please confirm your application by completing, signing and immediately returning to us the subscription letter enclosed herewith by facsimile, email or overnight courier.

18) Signatures hereon may be by facsimile.

[SIGNATURE PAGE TO FOLLOW]

I-BANKERS SECURITIES INCORPORATED
As Representative of the Several Underwriters

By:
Name:
Title:

NEWBRIDGE SECURITIES CORP.
As Representative of the Several Underwriters

By:
Name:
Title:

WESTMINSTER SECURITIES CORP.
As Representative of the Several Underwriters

By:
Name:
Title:

MIDDLE KINGDOM ALLIANCE CORP.

SELECTED DEALERS SUBSCRIPTION

To:	I-Bankers Securities Incorporated
Newbridge Securities Corporation
Westminster Securities Corp.
As Representatives of the several Underwriters
c/o I-Bankers Securities Incorporated
125 E. John Carpenter Freeway, Suite 260
Irving, Texas 75062

The undersigned accepts membership in the Selected Dealers pursuant to the terms and conditions set forth in the Selected Dealers Agreement dated ______, 2006.

Accepted this _____ day of ________________ 2006.

__________________________________
[Name of Selected Dealer]

__________________________________
[Signature of Authorized Officer]

__________________________________
[Print Name of Authorized Officer]

__________________________________
[Title]